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                                                                      EXHIBIT 24

                               POWER OF ATTORNEY

     Each director and officer of AbsoluteFuture.com (the "Company"), whose signature appears below, hereby appoints Graham Andrews as such director's and officer's attorney-in-fact to sign, in such director's and officer's name and behalf and in any and all capacities stated below, (a) the Company's Registration Statement on Form S-8 (the "Registration Statement"), (b) all amendments and other documents relating to the Registration Statement as shall be necessary to cause the Registration Statement to become effective (including post-effective amendments), and (c) all such documents upon the advice of legal counsel to carry out the exercise and sale of the securities registered under the Registration Statement. Each of the undersigned grants to such attorney full power of substitution and revocation, and hereby ratifies all that such attorney or his substitute may do by virtue hereof.

     This Power of Attorney has been signed by the following persons in the capacities indicated, on the 9/th/ day of October, 2000.


                Signature                         Title
                ---------                         -----

/s/ Lee Zuker                                     Director
------------------------
Lee Zuker

/s/ Seymour Siegel                                Director
------------------------
Seymour Siegel

/s/ Michael Gales                                 Director
------------------------
Michael Gales

/s/ Brian Abeel                                   Chief Financial
------------------------                          Officer and Secretary
Brian Abeel


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